Exhibit 10.6

MTTF TERMINATION AND RELEASE AGREEMENT

This MTTF Termination and Release Agreement (this "Termination Agreement") is entered into on this ____ day of October, 2011 by and between Audioeye, Inc., a Delaware corporation (the "Company") and the Maryland Technology Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland ("TEDCO.")

Whereas, TEDCO has invested $74,900.00 in the Company pursuant to the MTTF Investment Agreement dated December 22, 2006 (the "Investment Agreement"); and

Whereas, in connection with the agreement by the parties to instead document the repayment due under the Investment Agreement to a promissory note of even date herewith (the “Note”), the parties desire to terminate the Investment Agreement; and

Whereas, the parties further desire to enter into mutual releases and certain other agreements, as set forth herein.

Now, therefore, for and in consideration of TEDCO's agreement to terminate the Investment Agreement, and the Company's agreement to execute the Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Termination of the Investment Agreement.

Subject to the conditions listed in paragraph 3 below, the parties hereby terminate the Investment Agreement effective immediately and agree that the Investment Agreement shall be of no force or effect.

2.           Mutual Release.

Subject to the conditions listed in paragraph 3 below, the Company hereby releases, discharges, and acquits TEDCO, its officers, directors, employees, agents, predecessors, successors, and assigns, and TEDCO hereby releases, discharges, and acquits the Company, its officers, directors, employees, agents, predecessors, successors, and assigns (collectively, the "Release Parties") from any and all obligations, claims, debts, demands, liens, rights, and causes of action of any kind or nature, including without limitation liability for amounts owed, whether known or unknown as of the date hereof, that TEDCO or the Company may now or hereafter have or assert against the other and/or any of the Released Parties, pursuant to or in connection with the Investment Agreement.

3.           Conditions.

The parties hereby agree that this Termination Agreement is contingent upon the following conditions:

a.           The Company shall execute the Note contemporaneously with its execution hereof.

b.           The representations and warranties contained in any certificate, financial statement or document delivered to TEDCO in connection with this transaction shall be true and correct when made and shall be true and correct as of the date of the closing of this transaction (the "Closing Date") with the same force and effect as if they had been made on and as of the Closing Date.

4.           General Provisions.

a.           This Termination Agreement shall be governed by the laws of the State of Maryland.  This Termination Agreement represents the entire agreement between the parties with respect to the termination of the Investment Agreement and may only be modified or amended in writing signed by both parties.

b.           Either party's failure to enforce any provision or provisions of this Termination Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Termination Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

c.           The provisions of this Termination Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

d.           If one or more provisions of this Termination Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Termination Agreement and the balance of the Termination Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

e.           This Termination Agreement may be executed in any number of counterparts, all of which together shall constitute one Termination Agreement, and any of which, if delivered by facsimile transmission, shall have the same force and effect as if such facsimile signature were an original.

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Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this MTTF Termination and Release Agreement as of the day and year first set forth above.

Audioeye, Inc.

By:           ________________________________
Name:           ________________________________
Title:           ________________________________

Maryland Technology Development Corporation

By:           ________________________________
Robert A. Rosenbaum
President & Executive Director

Approved for Form & Legal Sufficiency:

______________________________________
Ira Schwartz, Esq., TEDCO Counsel